UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

OBSIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1977778
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1030 Massachusetts Ave, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-295249

Securities to be registered pursuant to Section 12(g) of the Act:

None.

EXPLANATORY NOTE

This Form 8-A/A is being filed to update the corporate name and contact information for the Registrant (as defined herein).

Item 1. Description of Registrant’s Securities to be Registered.

Obsidian Therapeutics, Inc., formerly known as Gazelle Parent, Inc. (the “Registrant”), hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Parent Capital Stock” in the Registrant’s Registration Statement on Form S-4 (File No. 333-295249), as initially filed publicly with the Securities and Exchange Commission (the “Commission”) on April 22, 2026 as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 3, 2026	OBSIDIAN THERAPEUTICS, INC.

	By:	/s/ Julie Feder
	Name:	Julie Feder
	Title:	Chief Financial Officer